UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: December 15, 2022

(Date of earliest event reported)

Oragenics, Inc.

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4902 Eisenhower Boulevard, Suite 125 Tampa, FL	33634
(Address of principal executive offices)	(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OGEN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Oragenics, Inc. (the “Company”) previously reported Michael Sullivan’s resignation as Chief Financial Officer, Secretary and Treasurer of the Company, to be effective December 14, 2022, and the Company’s commencement of a search for his replacement.

Effective December 15, 2022, Ms. Kimberly Murphy, the Company’s President and Chief Executive Officer, was appointed Interim Chief Financial Officer, Secretary and Treasurer of the Company to serve while the Company conducts its search process to identity and appoint a new Chief Financial Officer. In addition, Mr. Sullivan has agreed to remain available to the Company as a consultant for a limited amount of time commencing December 15, 2022 through January 31, 2023 to continue to assist the Company with transition matters.

Item 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a) The 2021 Annual Meeting of shareholders of Oragenics, Inc. was held on December 16, 2022.

(b) At the 2021 Annual Meeting, the following proposals were voted on by our shareholders:

PROPOSAL I: Election of Directors.

Ms. Kim Murphy, Dr. Frederick Telling, Mr. Robert Koski, Mr. Charles Pope and Dr. Alan Dunton were each re-elected as Directors, to serve until our next annual meeting of shareholders or until their respective successors are elected and qualified or until their earlier resignation, removal from office or death. The votes were as follows:

	For	Withheld	Broker Non-Votes
Kim Murphy	22,475,527	1,632,823	20,557,696
Dr. Frederick Telling	20,922,955	3,185,395	20,557,696
Robert Koski	22,435,114	1,673,236	20,557,696
Charles Pope	22,046,998	2,061,352	20,557,696
Dr. Alan Dunton	22,239,159	1,869,191	20,557,696

PROPOSAL II: To conduct a non-binding advisory vote on executive compensation. The votes were as follows:

FOR	18,984,656
AGAINST	4,363,215
ABSTAIN	760,479
BROKER NON-VOTES	20,557,696

The foregoing proposal required the affirmative vote of a majority of the shares of Common Stock of the Company present in person or represented by Proxy and entitled to vote at the Annual Meeting of shareholders.

The forgoing proposal was approved.

PROPOSAL III: To approve the adoption of an amendment to our Amended and Restated Articles of Incorporation which will increase the number of authorized shares of our Common Stock from 250,000,000 shares of Common Stock to 350,000,000 shares of Common Stock. The votes were as follows:

FOR	34,818,848
AGAINST	9,032,041
ABSTAIN	815,157

The foregoing proposal required a majority of the shares of Common Stock of the Company entitled to be cast to be voted. The forgoing proposal was not approved due to such majority of votes entitled to be cast not being achieved.

PROPOSAL IV: Ratification of the selection of Mayer Hoffman McCann P.C. as the Company’s independent auditors for the year ending December 31, 2022. The votes were as follows:

FOR	41,807,116
AGAINST	1,929,362
ABSTAIN	929,568

The foregoing proposal required the affirmative vote of a majority of the shares of Common Stock of the Company present in person or represented by Proxy and entitled to vote at the Annual Meeting of shareholders.

The forgoing proposal was approved.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 16th day of December, 2022.

ORAGENICS, INC.
(Registrant)

BY:	/s/ Kimberly Murphy
Kimberly Murphy
President and Chief Executive Officer